UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 7, 2007

ARGYLE SECURITY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51639	20-3101079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza, Suite 700 San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (210) 828-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2007, Argyle Security, Inc. appointed Donald F. Neville as its Chief Financial Officer and Executive Vice President. Neville had been providing various financial consulting services to the company since August 1, 2007, and Tatum, LLC and Neville received an aggregate of $67,500 for such services. Neville, 41, joins Argyle with two decades of professional experience and has served as CFO and CEO of private and public companies in the high technology, internet marketing services and manufacturing industries. Neville’s direct experience includes financial reporting (SEC and private), internal controls, strategic planning, mergers and acquisitions, capital markets activities and international operations, among other areas.

From June 2004 to June 2007, Neville was the CFO, Secretary and Treasurer of ClearCube Technology, Inc., an Austin, Texas based developer of centralized computing solutions. From December 2001 to October 2003, Neville was CEO of NexGen Solutions, an private internet retail marketing company that operated the website “mall.com”. Neville has been partner of Tatum, LLC since 1999, the largest CFO firm in the country providing a wide variety of companies with experienced financial executives, and will remain a partner which will allow him access to a variety of professional resources provided by Tatum, LLC to its partners.

Other than serving as a consultant to Argyle, Neville has had no previous relationship with Argyle or any of its affiliates.

On September 7, 2007, Argyle also entered into an agreement with Tatum, LLC, an entity of which Neville is a partner. Tatum agreed to make the services of Neville available to Argyle on the terms and conditions contained in the agreement. Pursuant to the agreement, Argyle will pay $30,000 per month: $24,000 directly to Neville , representing 80% of the monthly charge and $6,000 directly to Tatum, representing 20% of the monthly charge. The compensation will be prorated for partial month’s service. Argyle will also reimburse travel expenses, including mileage, hotels and meals from Austin to Argyle’s offices by providing a lump sum, non-accountable monthly expense allowance of $2,500. The agreement may be terminated by either party on fifteen days notice.

Additionally, Argyle will grant Neville a long term incentive award on October 1, 2007 consisting of 10,000 shares of restricted stock and 10,000 performance units, which will also be allocated 80% to Tatum and 20% to Neville.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Services Agreement between Argyle and Tatum, LLC, dated September 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date: September 13, 2007	By:	/s/ Donald F. Neville
Name: Donald F. Neville
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Executive Services Agreement between Argyle and Tatum, LLC, dated September 7, 2007.